EXHIBIT 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

November 12, 2024

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)	common units representing limited partner interests of the Partnership (the “Common Units”);

(ii)	debt securities of EPO (the “Debt Securities”), which may be unsecured senior debt securities and/or unsecured subordinated debt securities; and

(iii)	guarantees to be issued by the Partnership to holders of the Debt Securities (the “Guarantees”).

The Common Units, the Debt Securities, and the Guarantees are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued pursuant to an Indenture dated as of October 4, 2004 (the “Original Indenture”), among the Partnership, Enterprise Products Operating L.P. (EPO’s predecessor) and Computershare Trust Company, N.A. (successor to Wells Fargo Bank, National Association), as original trustee (the “Original Trustee”), governing senior and subordinated debt securities and guarantees to each type of debt security thereof, if any, as amended and supplemented by (i) the Tenth Supplemental Indenture dated as of June 30, 2007 (the “Tenth Supplemental Indenture”), providing for EPO as the successor issuer, among the Partnership, EPO and the Original Trustee and (ii) the Thirty-Sixth Supplemental Indenture dated as of September 15, 2021 (the “Thirty-Sixth Supplemental Indenture” and, together with the Tenth Supplemental Indenture and the

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Enterprise Products Partners, L.P.

Enterprise Products Operating LLC

November 12, 2024

Original Indenture, the “Base Indenture”), among the Partnership, EPO and U.S. Bank Trust Company, National Association, as series trustee (the “Trustee”), and as amended and supplemented from time to time by any supplemental indenture thereto (such supplemental indenture together with the Base Indenture, the “Indenture”), among the Partnership, EPO and the Trustee. The Guarantee, if any, with respect to any series of Debt Securities issued under the Indenture, will be issued under such Base Indenture, as amended and supplemented by a supplemental indenture thereto, among the Partnership, as the parent guarantor, EPO and the Trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As the basis for the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement and the exhibits thereto; (ii) the Certificate of Limited Partnership of the Partnership, as amended to date (the “Certificate of Limited Partnership”); (iii) the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 30, 2020 (the “Partnership Agreement”); (iv) the Certificate of Formation of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended to date (the “GP Certificate”); (v) the Sixth Amended and Restated Limited Liability Company Agreement of the General Partner, dated effective as of August 9, 2022, as amended to date (the “GP LLC Agreement”); (vi) the Certificate of Organization of EPO, as amended to date (the “EPO Certificate”); (vi) the Company Agreement of EPO, dated June 30, 2007, as amended to date (the “EPO LLC Agreement”); (vii) the Certificate of Incorporation of Enterprise Products OLPGP, Inc., a Delaware corporation and the sole member of EPO (“EPOGP”), as amended to date (the “EPOGP Certificate”); (viii) the Bylaws of EPOGP, as amended to date (the “EPOGP Bylaws”); and (ix) the resolutions (the “Resolutions”) adopted by the board of directors of the General Partner (the “Board”) and the board of directors of EPOGP relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership, the General Partner and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Partnership and the General Partner.

Enterprise Products Partners, L.P.

Enterprise Products Operating LLC

November 12, 2024

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of Common Units covered by the Registration Statement, (x) such Common Units will be validly issued and (y) purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Common Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Certificate of Limited Partnership, the Partnership Agreement, the GP Certificate and the GP LLC Agreement and the Resolutions authorizing the issuance and sale of such Common Units; and (iv) certificates representing such Common Units shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor or, if any such Common Units are to be issued in uncertificated form, the Partnership’s books shall reflect the issuance of such Common Units in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

2. The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of EPO when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary action shall have been taken by EPOGP and EPO to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by EPO, the Partnership and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of EPOGP (in the case of such an officers’ certificate), in each case in accordance with the provisions of the EPO Certificate, the EPO LLC Agreement, the EPOGP Certificate and the EPOGP Bylaws, final resolutions of the board of directors of EPOGP or a duly authorized committee thereof and the Indenture; and (v) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by EPO, authenticated by the Trustee and issued, all in accordance with the EPO Certificate, the EPO LLC Agreement, the EPOGP Certificate and the EPOGP Bylaws, final resolutions of the board of directors of EPOGP or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Enterprise Products Partners, L.P.

Enterprise Products Operating LLC

November 12, 2024

3. The Guarantee, with respect to a series of Debt Securities, will constitute a validly issued and binding obligation of the Partnership when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to each Guarantee shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the actions described in opinion 2 above shall have been taken; and (iv) the Board or a duly authorized committee thereof, and the board of directors of EPOGP or a duly authorized committee thereof, shall have duly adopted final resolutions in conformity with the Certificate of Limited Partnership, the Partnership Agreement, the GP Certificate and the GP LLC Agreement, and the Resolutions authorizing the issuances of each Guarantee and such series of Debt Securities.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the form and terms of any Debt Securities, when established (including under a supplemental indenture), or Guarantees issued under the Indenture, the execution, delivery and performance by the Partnership and EPO of the Indenture, and the issuance, sale and delivery of the Securities, will not (A) contravene or violate (1) the Certificate of Limited Partnership and the Partnership Agreement, (2) the GP Certificate and the GP LLC Agreement, (3) the EPO Certificate and the EPO LLC Agreement, and (4) the EPOGP Certificate and the EPOGP Bylaws, in each case as currently in effect, (B) violate any law, rule or regulation applicable to the Partnership, the General Partner, EPO or EPOGP, (C) result in a default under or breach of any agreement or instrument binding upon the Partnership, the General Partner, EPO or EPOGP or any order, judgment or decree of any court or governmental authority applicable to the Partnership, the General Partner, EPO or EPOGP, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

Enterprise Products Partners, L.P.

Enterprise Products Operating LLC

November 12, 2024

(iii) any supplemental indenture to the Base Indenture and any resolution of the board of directors of EPOGP or the Board and/or any officers’ certificate executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the Indenture, and the form and terms of such Debt Securities will comply with the Indenture and any such resolution of board of directors of EPOGP or the Board and/or officers’ certificate;

(iv) the authorization thereof by the Partnership or EPO, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(v) (A) the Certificate of Limited Partnership and the Partnership Agreement, (B) the GP Certificate and the GP LLC Agreement, (C) the EPO Certificate and the EPO LLC Agreement, and (D) the EPOGP Certificate and the EPOGP Bylaws, in each case as currently in effect, will not have been modified or amended in any manner that would affect any legal conclusion set forth herein.

We have further assumed that the Base Indenture and each indenture supplement forming part of the Indenture will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law, the Texas Business Organizations Code and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SIDLEY AUSTIN LLP